                                                                     EXHIBIT 2.2


                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

                                 by and among

                                 BUY.COM INC.,

                       BGLF Acquisition Corporation and

                               BUYGOLF.COM INC.

                               TABLE OF CONTENTS
                               -----------------
                                                                     Page
                                                                     ----
ARTICLE I THE MERGER...............................................     2
     1.1    The Merger.............................................     2
     1.2    Closing; Effective Time................................     2
     1.3    Effect of the Merger...................................     2
     1.4    Certificate of Incorporation; Bylaws...................     2
     1.5    Directors and Officers.................................     2
     1.6    Effect on Capital Stock................................     2
     1.7    No Further Ownership Rights in BuyGolf Common Stock....     3
     1.8    Options to Purchase BuyGolf Common Stock...............     3
     1.9    Taking of Necessary Action; Further Action.............     4
     1.10   Surrender of Certificates..............................     4
     1.11   Consent to Merger; Waiver of Dissenters'Rights.........     5
     1.12   Lost, Stolen or Destroyed Certificates.................     5
     1.13   Minute Books, Stock Ledger and Other Corporate Records.     5
     1.14   Legends on BC Stock....................................     5

ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS......     6
     2.1    Organization, Good Standing and Qualification..........     6
     2.2    Capitalization; Voting Rights..........................     6
     2.3    Authority; No Violation................................     7
     2.4    Consents and Approvals.................................     8
     2.5    Financial Statements...................................     8
     2.6    Absence of Undisclosed Liabilities.....................     9
     2.7    Agreements; Action.....................................     9
     2.8    Obligations to Related Parties.........................     9
     2.9    Title to Properties and Assets; Liens, Etc.............    10
     2.10   Patents and Trademarks.................................    10
     2.11   Compliance with Other Instruments......................    10
     2.12   Litigation.............................................    11
     2.13   Tax Returns and Payments...............................    11
     2.14   Employees..............................................    11
     2.15   Nondisclosure and Developments Agreements..............    12
     2.16   Registration Rights....................................    12
     2.17   Compliance with Laws; Permits..........................    12
     2.18   Absence of Breaches or Defaults........................    12
     2.19   Brokers................................................    12
     2.20   No Misstatements.......................................    13
     2.21   Environmental and Safety Laws..........................    13
     2.22   Year 2000 Compliance...................................    13
     2.23   Securities Law Exemption...............................    13

ARTICLE III REPRESENTATIONS AND WARRANTIES OF BC AND MERGER
            SUB....................................................    14

     3.1    Organization, Good Standing and Qualification..........    14
     3.2    Capitalization; Voting Rights..........................    15
     3.3    Authority; No Violation................................    15
     3.4    Consents and Approvals.................................    16
     3.5    Financial Statements...................................    16
     3.6    Absence of Undisclosed Liabilities.....................    16
     3.7    Agreements; Action.....................................    16
     3.8    Obligations to Related Parties.........................    17
     3.9    Title to Properties and Assets; Liens, Etc.............    17
     3.10   Patents and Trademarks.................................    18
     3.11   Compliance with Other Instruments......................    18
     3.12   Litigation.............................................    18
     3.13   Tax Returns and Payments...............................    19
     3.14   Employees..............................................    19
     3.15   Nondisclosure and Developments Agreements..............    19
     3.16   Registration Rights....................................    19
     3.17   Compliance with Laws; Permits..........................    20
     3.18   Absence of Breaches or Defaults........................    20
     3.19   Brokers................................................    20
     3.20   No Misstatements.......................................    20
     3.21   Environmental and Safety Laws..........................    20
     3.22   Year 2000 Compliance...................................    21
     3.23   Tax-Free Organization..................................    21

ARTICLE IV ADDITIONAL AGREEMENTS...................................    21
     4.1    Information Statement; Restricted Securities...........    21
     4.2    Stockholder Approval...................................    22
     4.3    Access to Information..................................    22
     4.4    Expenses...............................................    23
     4.5    Public Disclosure......................................    23
     4.6    Approvals..............................................    23
     4.7    Notification of Certain Matters........................    23
     4.8    Additional Documents and Further Assurances............    23
     4.9    Maintenance of Business................................    24
     4.10   Conduct of Business....................................    24
     4.11   Confidentiality........................................    25
     4.12   "Market Stand-Off"Agreement............................    26
     4.13   BuyGolf's 1998 Stock Option Plan.......................    26
     4.14   Necessary Filings......................................    27

ARTICLE V CONDITIONS PRECEDENT TO OBLIGATIONS OF BC AND
           MERGER SUB..............................................    27
     5.1    Certificates for BuyGolf Common Stock..................    27
     5.2    Representations and Warranties True....................    27
     5.3    Covenants Performed....................................    27
     5.4    Certificate............................................    27
     5.5    No Violations; No Actions..............................    27

     5.6    Proceedings and Documents..............................    27
     5.7    Delivery of Documents..................................    28
     5.8    Required Consents......................................    28
     5.9    Private Placement......................................    28
     5.10   Tax-Free Reorganization................................    28
     5.11   Limitation on Dissent..................................    28

ARTICLE VI CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYGOLF AND THE
            STOCKHOLDERS...........................................    28
     6.1    Representations and Warranties True....................    28
     6.2    Covenants Performed....................................    28
     6.3    Certificate............................................    28
     6.4    No Violations; No Actions..............................    28
     6.5    Proceedings and Documents..............................    29
     6.6    Delivery of Documents..................................    29
     6.7    Required Consents......................................    29

ARTICLE VII CLOSING................................................    29
     7.1    Time and Place.........................................    29
     7.2    Deliveries of the Stockholders.........................    29
     7.3    Deliveries of BC.......................................    31
     7.4    Certificate of Merger..................................    32

ARTICLE VIII INDEMNIFICATION.......................................    32
     8.1    Indemnification by the Stockholders....................    32
     8.2    Indemnification by BC, Merger Sub and Surviving
            Corporation............................................    32
     8.3    Indemnification Procedure for Claims...................    33
     8.4    Defense by Indemnifying Party..........................    33
     8.5    Arbitration............................................    34
     8.6    Limits on Indemnification..............................    34

ARTICLE IX GENERAL PROVISIONS......................................    34
     9.1    Survival of Representations, Warranties and Agreements.    34
     9.2    Notices................................................    35
     9.3    Governing Law..........................................    35
     9.4    Severability...........................................    36
     9.5    Assignment; Binding Effect; Benefit....................    36
     9.6    Headings...............................................    36
     9.7    Entire Agreement.......................................    36
     9.8    Counterparts...........................................    37
     9.9    Waivers................................................    37
     9.10   Third Parties..........................................    37
     9.11   Publicity..............................................    37
     9.12   Schedules..............................................    37

                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION
                -----------------------------------------------

          THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (the "Agreement")
                                                                     ---------
is entered into as of October 25, 1999, by and among BUY.COM INC., a Delaware corporation ("BC"), BGLF Acquisition Corporation a Delaware corporation and
              --
wholly owned subsidiary of BC ("Merger Sub"), BuyGolf.com Inc., a Delaware
                                ----------
corporation ("BuyGolf"), and each of BuyGolf's current stockholders listed on
              -------
Schedule A hereto (individually, a "Stockholder," collectively, the
----------                          -----------
"Stockholders").
 ------------

                                   RECITALS

          A. The Boards of Directors of BC and BuyGolf believe it is in the best interest of their respective companies and the stockholders of their respective companies that BuyGolf and Merger Sub combine into a single company through the statutory merger of Merger Sub with and into BuyGolf (the "Merger")
                                                                       ------
and, in furtherance thereof, have approved the Merger.

          B. BuyGolf is a duly incorporated Delaware corporation; its authorized capital stock consists of: (i) 10,000,000 shares of common stock, $0.0001 par value, 8,367,166 of which are issued and outstanding; and (ii) 5,000,000 shares of preferred stock, $0.0001 par value, none of which are issued and outstanding (collectively, the outstanding shares of Common Stock shall be referred to as the "BuyGolf Common Stock").
                    --------------------

          C. Pursuant to the Merger, among other things, all BuyGolf Common Stock owned by the Stockholders, as set forth on Schedule A hereto, shall be
                                                 ----------
converted into the right to receive shares of BC Common Stock, $.0001 par value ("BC Stock"), at the rate set forth herein.
  --------

          D. There are currently outstanding options to purchase 449,000 shares of Common Stock of BuyGolf (the "Outstanding Options"), and all of the Outstanding Options are owned by the optionholders as set forth on Schedule B
                                                                   ----------
attached hereto.

          E. BC shall assume the Outstanding Options to purchase shares of BuyGolf Common Stock.

          F. BuyGolf, BC and Merger Sub desire to make certain representations and warranties and other agreements in connection with the Merger.

          G. BC, Merger Sub and BuyGolf intend that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, and in furtherance thereof intend that this Agreement shall be a "Plan of Reorganization" within the meaning of Sections 354(a) and 361(a) of the Internal Revenue Code.

          NOW, THEREFORE, in consideration of the covenants and representations set forth herein, and for other good and valuable consideration, the parties agree as follows:

                                   ARTICLE I
                                  THE MERGER
                                  ----------

          1.1  The Merger. At the Effective Time (as defined in Section 1.2)
               ----------
and subject to and upon the terms and conditions of this Agreement, Merger Sub shall be merged with and into BuyGolf, the separate corporate existence of Merger Sub shall cease and BuyGolf shall continue as the surviving corporation. BuyGolf as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."
                    ---------------------

          1.2  Closing; Effective Time. The closing of the transactions
               -----------------------
contemplated hereby (the "Closing") shall take place as soon as practicable
                          -------
after the satisfaction or waiver of each of the conditions set forth in Articles V and VI hereof or at such other time as the parties hereto agree (the
"Closing Date"). The Closing shall take place at the offices of Brobeck,
 ------------
Phleger & Harrison LLP, 38 Technology Drive, Irvine, California 92618, or at such other location as the parties hereto agree. In connection with the Closing, the parties hereto shall cause the Merger to be consummated by properly executing and filing the Certificate of Merger in the form attached hereto as Exhibit A (the "Certificate of Merger") with the Delaware Secretary of State in
---------       ---------------------
accordance with the applicable provisions of the Delaware General Corporation Law (the "Delaware Law"). The Merger shall become effective upon the filing of
          ------------
the Certificate of Merger with the Delaware Secretary of State (the time of such filing being the "Effective Time").
                  --------------

          1.3  Effect of the Merger. At the Effective Time, the effect of the
               --------------------
Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of BuyGolf and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of BuyGolf and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

          1.4  Certificate of Incorporation; Bylaws.
               ------------------------------------

               (a) At the Effective Time, the Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by Delaware Law and such Certificate of Incorporation.

               (b) The Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended.

          1.5  Directors and Officers. At the Effective Time, the directors and
               ----------------------
officers of the Merger Sub shall become the directors and officers of the Surviving Corporation, until their respective successors are duly elected or appointed and qualified.

          1.6  Effect on Capital Stock. By virtue of the Merger and without any
               -----------------------
action on the part of Merger Sub, BuyGolf or the holders of any of the following securities:

               (a)  Conversion of BuyGolf Common Stock. At the Effective Time,
                    ----------------------------------
each share of BuyGolf Common Stock issued and outstanding immediately prior to the Effective Time (other than the Outstanding Options) will be canceled and extinguished and will be converted automatically into the right to receive 0.520 validly issued, fully paid and non-assessable shares of BC Stock (the "Exchange Ratio").
                                                 --------------

               (b)  Assumption of Outstanding Options. At the Effective Time,
                    ---------------------------------
BuyGolf's 1998 Stock Option Plan (the "BuyGolf Stock Option Plan") and all Outstanding Options to purchase BuyGolf Common Stock then outstanding under the BuyGolf Stock Option Plan shall be assumed by BC in accordance with Sections 1.8 and 4.13 of this Agreement. Pursuant to this assumption of the Outstanding Options, each optionholder of the Company shall after the Closing hold an option to purchase the number of shares of the BC's Common Stock set forth opposite such optionholder's name on Schedule B. Each optionholder shall enter into an
                            ----------
Option Assumption Agreement which shall govern the assumption of options by BC.

               (c)  Cancellation of BC-Owned and BuyGolf-Owned Stock. Each
                    ------------------------------------------------
share of BuyGolf Common Stock owned by BC or BuyGolf or any subsidiary of BC or BuyGolf immediately prior to the Effective Time shall be automatically canceled and extinguished without any conversion thereof and without any further action on the part of BC, Merger Sub or BuyGolf.

               (d)  Capital Stock of Merger Sub. At the Effective Time, each
                    ---------------------------
share of Common Stock, $.0001 par value, of Merger Sub
("Merger Sub Common Stock") issued and outstanding immediately prior to the
  -----------------------
Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of Common Stock of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall evidence ownership of such shares of capital stock of the Surviving Corporation.

               (e)  Adjustments to Exchange Ratio. The Exchange Ratio shall be
                    -----------------------------
adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into BC Stock or BuyGolf Common Stock), reorganization, recapitalization or other like change with respect to BC Stock or BuyGolf Common Stock occurring after the date hereof and prior to the Effective Time.

               (f)  Fractional Shares. No fraction of a share of BC Stock will
                    -----------------
be issued in the Merger and the number of shares of BC Stock issuable to a Stockholder hereunder shall be rounded upward to the nearest whole share of BC Stock.

          1.7  No Further Ownership Rights in BuyGolf Common Stock. All shares
               ---------------------------------------------------
of BC Stock issued upon the surrender for exchange of shares of BuyGolf Common Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of BuyGolf Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of BuyGolf Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates (as defined below) are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

          1.8  Options to Purchase BuyGolf Common Stock. At the Effective Time,
               ----------------------------------------
each option granted by BuyGolf to purchase shares of BuyGolf Common Stock (each, a "BuyGolf Stock Option") which is outstanding and unexercised immediately prior
   --------------------
to the Effective Time shall be assumed by BC and converted into an option to purchase shares of BC

Stock in such number and at such exercise price as provided below and otherwise having the same terms and conditions as in effect immediately prior to the Effective Time (except to the extent that such terms, conditions and restrictions may be altered in accordance with their terms as a result of the Merger):

               (a) the number of shares of BC Stock to be subject to the new option shall be equal to the product of (i) the number of shares of BuyGolf Common Stock subject to the original option and (ii) the Exchange Ratio;

               (b) the exercise price per share of BC Stock under the new option shall be equal to the quotient of (i) the exercise price per share of BuyGolf Common Stock under the original option divided by (ii) the Exchange Ratio; and

               (c) upon each exercise of options by a holder thereof, the aggregate number of shares of BC Stock deliverable upon such exercise shall be rounded down, if necessary, to the nearest whole share and the aggregate exercise price shall be rounded up, if necessary, to the nearest cent.

The adjustments provided herein with respect to any options which are "incentive
                                                                       ---------
stock options" (as defined in Section 422 of the Code) shall be effected in a
-------------
manner consistent with the requirements of Section 424(a) of the Code.

          1.9  Taking of Necessary Action; Further Action. If, at any time after
               ------------------------------------------
the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of BuyGolf and Merger Sub, the officers and directors of BuyGolf and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

          1.10 Surrender of Certificates.
               -------------------------

               (a)  Exchange Procedures. Promptly after the Effective Time, each
                    -------------------
holder of record of a certificate or certificates ("Certificates") which
                                                    ------------
immediately prior to the Effective Time represented outstanding shares of BuyGolf Common Stock, whose shares were converted into the right to receive shares of BC Stock, shall surrender such Certificates (duly endorsed in favor of BC or accompanied by stock powers duly executed in favor of and in a form reasonably acceptable to BC and its counsel, free from any charge, lien, encumbrance or adverse claim of any kind whatsoever) in exchange for certificates representing shares of BC Stock (and cash in lieu of fractional shares). Upon surrender of a Certificate for cancellation to BC, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of BC Stock which such holder has the right to receive pursuant to Section 1.6 of this Agreement, and the Certificate so surrendered shall forthwith be canceled. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of BuyGolf Common Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence the ownership of the number of full shares of BC Stock into which such shares of BuyGolf Common Stock shall have been so converted in accordance with Article I hereof.

               (b)  Distributions With Respect to Unexchanged Shares. No
                    ------------------------------------------------
dividends or other distributions with respect to BC Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of BC Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of BC Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of any such dividends or other distributions with a record date after the Effective Time theretofore payable (but for the provisions of this Section 1.10(b)) with respect to such shares of BC Stock.

               (c)  Transfers of Ownership. If any certificate for shares of BC
                    ----------------------
Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to BC or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of BC Stock in any name other than that of the registered holder of the Certificate surrendered, or established to the satisfaction of BC or any agent designated by it that such tax has been paid or is not payable.

               (d)  No Liability. Notwithstanding anything to the contrary in
                    ------------
this Section 1.10, neither the Surviving Corporation nor any party hereto shall be liable to any person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

          1.11 Consent to Merger; Waiver of Dissenters' Rights. By their
               -----------------------------------------------
execution of this Agreement, each Stockholder (a) consents to the Merger and to the taking of stockholder action to approve the Merger without a meeting; (b) acknowledges that he or it is aware of his or its right to dissent to the Merger and demand payment for shares of BuyGolf Common Stock in accordance with Delaware Law; and (c) waives such rights to dissent and demand payment with respect to the Merger.

          1.12 Lost, Stolen or Destroyed Certificates. In the event any
               --------------------------------------
Certificates shall have been lost, stolen or destroyed, BC shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of BC Stock as may be required pursuant to Section 1.6; provided, however, that BC may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against BC or the Surviving Corporation or with respect to the Certificates alleged to have been lost, stolen or destroyed.

          1.13 Minute Books, Stock Ledger and Other Corporate Records. At the
               ------------------------------------------------------
Closing, BuyGolf shall deliver to BC, in addition to those items set forth in
Section 7.2, the minute books, stock ledger and other corporate records of BuyGolf.

          1.14 Legends on BC Stock. In addition to any other legend that may be
               -------------------
required by federal or state securities laws, each certificate for BC Stock that is issued hereunder shall bear a legend in substantially the following form:

          "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO SUCH SECURITIES, OR DELIVERY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER OF SUCH SECURITIES THAT SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION IS IN FULL COMPLIANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, OR UNLESS SOLD IN COMPLIANCE WITH RULE 144 UNDER SUCH ACT."

                                  ARTICLE II
              REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS
              --------------------------------------------------

          Except as set forth on the Disclosure Schedule delivered to BC, which has been executed by an officer of BuyGolf on behalf of the Stockholders (the "BuyGolf Disclosure Schedule"), each of the Stockholders jointly and severally
 ---------------------------
represent and warrant to BC as follows:

          2.1  Organization, Good Standing and Qualification. BuyGolf is a
               ---------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. BuyGolf has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement and to carry out the provisions of this Agreement, and to carry on its business as presently conducted and as presently proposed to be conducted. BuyGolf is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) make such qualifications necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on BuyGolf or its business. BuyGolf owns no equity securities of any other corporation, limited partnership or similar entity. BuyGolf is not a participant in any joint venture, partnership or similar arrangement. BuyGolf has made available to BC true, correct and complete copies of BuyGolf's Certificate of Incorporation and Bylaws, each as amended to date and presently in effect.

          2.2  Capitalization; Voting Rights.
               -----------------------------

               (a) The authorized capital stock of BuyGolf, immediately prior to the Closing, will consist of (a) 10,000,000 shares of Common Stock, 8,367,166 of which are issued and outstanding, 499,000 shares of which are currently reserved for issuance pursuant to outstanding option agreements, and 401,000 of which will be reserved in the future for issuance to key employees, consultants and others affiliated with BuyGolf pursuant to stock grant, stock purchase and/or option plans or any other stock incentive program, arrangement or agreement approved by BuyGolf's Board of Directors and (b) 5,000,000 shares of Preferred Stock (the "Preferred Stock"), none of which are issued and
                      ---------------
outstanding. All issued and outstanding shares of BuyGolf's Common Stock (i) have been duly authorized and validly issued, (ii) are fully paid and nonassessable, (iii) are free of liens and encumbrances created by BuyGolf and (iv) were issued in compliance with all applicable state and federal laws concerning the issuance of securities. The rights, preferences, privileges and restrictions of the BuyGolf Common Stock are as stated in BuyGolf's Certificate of Incorporation. Except for BuyGolf's Outstanding Options, there are no outstanding options, warrants, puts, calls, rights (including conversion or preemptive rights and rights of first refusal), or agreements of any kind for the purchase or acquisition from BuyGolf of any of its securities or other restrictions on the incidents of ownership or transfer created by statute, the charter documents of BuyGolf or any agreement to which BuyGolf is a party or by which it is bound. There are no amounts owed to any person by BuyGolf as a result of any repurchase or redemption by BuyGolf of its Common Stock.

               (b) Stockholders own all the BuyGolf Common Stock free and clear of all liens, encumbrances, rights, charges and assessments of every nature and no shares of BuyGolf Common Stock are subject to any restriction on transferability. Stockholders have not granted any option, warrant or right to purchase or acquire any of the BuyGolf Common Stock nor have Stockholders entered into any contract, agreement, commitment, understanding or arrangement relating to the BuyGolf Common Stock, or by which Stockholders are or may be bound or obligated to transfer or dispose of any of the BuyGolf Common Stock. No Stockholder has been married since formation of BuyGolf except to the persons signing Spousal Consents to this Agreement, a form of which is attached hereto as Exhibit B.
   ---------

               (c) Stockholders shall transfer to BC hereunder good and marketable legal and beneficial title to the BuyGolf Common Stock, free and clear of all liens, encumbrances, rights, charges and assessments of any nature whatsoever.

               (d) There are no outstanding proxies, stockholders' agreements, voting trusts or other agreements of any kind whatsoever restricting, controlling, directing or otherwise affecting the voting of the BuyGolf Common Stock.

          2.3  Authority; No Violation.
               -----------------------

               (a) BuyGolf has full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of BuyGolf. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by stockholders representing one hundred percent of the outstanding shares of BuyGolf's capital stock. No other corporate proceeding on the part of BuyGolf is necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement and all other agreements and documents to be entered into in connection herewith have been duly and validly executed and delivered by BuyGolf and each of the Stockholders and (assuming due authorization, execution and delivery by BC) constitute valid and binding obligations of BuyGolf and each of the Stockholders, enforceable against BuyGolf and each of the Stockholders in accordance with their respective terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

               (b) Stockholders have the power and authority to enter into this Agreement and to perform their obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Stockholders and constitutes a legal, valid and binding obligation of the Stockholders, enforceable against the Stockholders in accordance with the terms hereof.

               (c) Neither the execution and delivery of this Agreement by BuyGolf and each of the Stockholders, nor the consummation by BuyGolf and each of the Stockholders of the transactions contemplated hereby, nor compliance by BuyGolf and each of the Stockholders with any of the terms or provisions hereof, will (i) violate any provision of the Certificate of Incorporation or Bylaws of BuyGolf, or (ii) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to BuyGolf or any of the Stockholders or any of their respective properties or assets, or (iii) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of BuyGolf or any of the Stockholders under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which BuyGolf or any of the Stockholders is a party, or by which BuyGolf or any of the Stockholders or any of their respective properties or assets may be bound or affected.

          2.4  Consents and Approvals. No consents or approvals, orders or
               ----------------------
authorizations of or filings or registrations with any court, administrative agency or commission or other governmental authority or instrumentality (each a "Governmental Entity") or with any third party are necessary with respect to
 -------------------
BuyGolf or any of the Stockholders in connection with (1) the execution and delivery of this Agreement and (2) the consummation of the Merger and the other transactions contemplated hereby.

          2.5  Financial Statements. BuyGolf has delivered true and correct
               --------------------
copies of its audited balance sheet as of December 31, 1998 and audited statements of operations, stockholders equity and cash flows for the one month period from inception and ended December 31, 1998 and the unaudited balance sheet ("Balance Sheet") as of June 30, 1999 (the "Balance Sheet Date") and the
        -------------                             ------------------
unaudited statements of operations, stockholders' equity and cash flows for the six-month period ended June 30, 1999 (collectively, the "Financial Statements").
                                                         --------------------
Such Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout
                                 ----
the periods indicated and with each other (in the case of Financial Statements, subject to normal year-end adjustments and the absence of footnote disclosures). The Financial Statements (a) are complete and correct in all material respects,
(b) are in accordance with BuyGolf's books and records, and (c) fairly present the financial condition and operating results of BuyGolf as of the dates, and for the periods indicated therein. Since the Balance Sheet Date, there has not been any material adverse change in the business, operations or financial condition of BuyGolf. Except as disclosed in the Financial Statements, BuyGolf is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation. The books and records of BuyGolf have been, and are being, maintained in accordance with GAAP and any other applicable legal and accounting requirements.

          2.6  Absence of Undisclosed Liabilities. BuyGolf has no material
               ----------------------------------
obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than (i) those set forth or adequately provided for in the Balance Sheet, (ii) those incurred in the ordinary course of business and not required to be set forth in the Balance Sheet under GAAP, (iii) those incurred in the ordinary course of business since the Balance Sheet Date and consistent with past practice, and (iv) those incurred in connection with the execution of this Agreement.

          2.7  Agreements; Action.
               ------------------

               (a) Except for agreements explicitly contemplated hereby, there are no agreements, understandings or proposed transactions between BuyGolf and any of its officers, directors, affiliates or any affiliate thereof.

               (b) There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which BuyGolf is a party or to its knowledge by which it is bound which may involve
(i) obligations (contingent or otherwise) of, or payments to, BuyGolf (other than obligations of, or payments to, BuyGolf arising in the ordinary course of business), or (ii) the license of any patent, copyright, trade secret or other proprietary right to or from BuyGolf (other than licenses arising from the purchase of "off the shelf" or other standard products), or (iii) provisions restricting or affecting the development, manufacture or distribution of BuyGolf's products or services, or (iv) indemnification by BuyGolf with respect to infringements of proprietary rights.

               (c) BuyGolf has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or any other liabilities (other than with respect to dividend obligations, distributions, indebtedness and other obligations incurred in the ordinary course of business or as disclosed in the Financial Statements), (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business,
(v) entered into any material contract, other than in the ordinary course of business and as provided to BC, and there has not occurred any amendment, termination or default under any material contract to which BuyGolf is a party or by which it is bound, (vi) made any change in its accounting practices or made any revaluation of its assets, (vii) made any purchase or other acquisition of, sale, lease, disposition, or other transfer of, or mortgage, pledge or subjection to any material encumbrance or lien on any material asset, tangible or intangible, of BuyGolf, other than in the ordinary course of business, or
(viii) made any sale, assignment, or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets, other than in the ordinary course of business.

          2.8  Obligations to Related Parties. There are no obligations of
               ------------------------------
BuyGolf to officers, directors, stockholders, or employees of BuyGolf other than
(a) for payment of salary for services rendered, (b) reimbursement for reasonable expenses incurred on behalf of BuyGolf and (c) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of BuyGolf). No officer, director or, to the best of BuyGolf's and the Stockholders knowledge, stockholder, or any member of their immediate families, are indebted to BuyGolf or have any direct or indirect ownership interest in any firm or corporation with which BuyGolf is affiliated or with which BuyGolf has a business relationship, or any firm or corporation which competes with BuyGolf, except that officers, directors and/or stockholders of BuyGolf may own stock in publicly traded companies which may compete with BuyGolf. No such officer, director or stockholder, or any member of their immediate families is, directly or indirectly, interested in any material contract with BuyGolf (other than such contracts related to any such person's ownership of capital stock or other securities of BuyGolf).

          2.9   Title to Properties and Assets; Liens, Etc. BuyGolf has good and
                ------------------------------
marketable title to its properties and assets, and good title to its leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than (i) those resulting from taxes which have not yet become delinquent, (ii) minor liens and encumbrances which do not materially detract from the value of the property subject thereto or materially impair the operations of BuyGolf and (iii) those that have otherwise arisen in the ordinary course of business. All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by BuyGolf are in good operating condition and repair and are reasonably fit and usable for the purposes for which they are being used. BuyGolf is in compliance with all material terms of each lease to which it is a party or is otherwise bound.

          2.10  Patents and Trademarks. BuyGolf owns or possesses sufficient
                ----------------------
legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, information and other proprietary rights and processes necessary for its business as now conducted and as proposed to be conducted, without any known infringement of the rights of others. There are no outstanding options, licenses or agreements of any kind relating to the foregoing, nor is BuyGolf bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes of any other person or entity other than such licenses or agreements arising from the purchase of "off the shelf" or standard products. BuyGolf has not received any communications alleging that BuyGolf has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. BuyGolf is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments or any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with their duties to BuyGolf's business by the employees of BuyGolf, nor the conduct of BuyGolf's business as proposed, will, to BuyGolf's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any employee is now obligated. BuyGolf does not believe it is or will be necessary to utilize any inventions, trade secrets or proprietary information of any of its employees made prior to their employment by BuyGolf, except for inventions, trade secrets or proprietary information that have been assigned to BuyGolf.

          2.11  Compliance with Other Instruments. BuyGolf is not in violation
                ---------------------------------
or default of any term of its Certificate of Incorporation or Bylaws, or of any provision of any mortgage, indenture, contract, agreement, instrument or contract to which it is party or by which it is bound or of any judgment, decree, order, writ or, to its knowledge, any statute, rule or regulation applicable to BuyGolf which, individually or in the aggregate, would materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of BuyGolf. The execution, delivery, and performance of and compliance with this Agreement and the related agreements, and the Merger pursuant hereto, will not, with or without the passage of time or giving of notice, result in any such material violation, or be in conflict with or constitute a default under any such term, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of BuyGolf or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to BuyGolf, its business or operations or any of its assets or properties.

          2.12  Litigation. There is no action, suit, proceeding or
                ----------
investigation pending or to BuyGolf's knowledge currently threatened against BuyGolf that questions the validity of this Agreement, or the right of BuyGolf to enter into such agreement, or to consummate the transactions contemplated hereby, or which might result, either individually or in the aggregate, in any material adverse change in the assets, condition, affairs or prospects of BuyGolf, financially or otherwise, or any change in the current equity ownership of BuyGolf, nor is BuyGolf aware that there is any basis for the foregoing. The foregoing includes, without limitation, actions pending or threatened (or any basis therefor known to BuyGolf) involving the prior employment of any of BuyGolf's employees, their use in connection with BuyGolf's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. BuyGolf is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by BuyGolf currently pending or which BuyGolf intends to initiate.

          2.13  Tax Returns and Payments. BuyGolf has timely filed all tax
                ------------------------
returns (federal, state and local) required to be filed by it. All taxes shown to be due and payable on such returns, any assessments imposed, and to BuyGolf's knowledge all other taxes due and payable by BuyGolf on or before the Closing have been paid or will be paid prior to the time they become delinquent. BuyGolf has not been advised (i) that any of its returns, federal, state or other, have been or are being audited as of the date hereof, or (ii) of any deficiency in assessment or proposed judgment to its federal, state or other taxes. BuyGolf has no knowledge of any liability of any tax to be imposed upon its properties or assets as of the date of this Agreement that is not adequately provided for.

          2.14  Employees. BuyGolf has no collective bargaining agreements with
                ---------
any of its employees. There is no labor union organizing activity pending or, to BuyGolf's knowledge, threatened with respect to BuyGolf. No employee has any agreement or contract, written or verbal, regarding his employment. To BuyGolf's knowledge, no employee of BuyGolf, nor any consultant with whom BuyGolf has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, BuyGolf because of the nature of the business to be conducted by BuyGolf; and to BuyGolf's knowledge the continued employment by BuyGolf of its present employees, and the performance of BuyGolf's contracts with its independent contractors, will not result in any such violation. BuyGolf has not received any notice alleging that any such violation has occurred. No employee of BuyGolf has been granted the right to continued employment by BuyGolf or to any material compensation following termination of employment with BuyGolf. BuyGolf is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with BuyGolf, nor does BuyGolf have a present intention to terminate the employment of any officer, key employee or group of key employees.

          2.15  Nondisclosure and Developments Agreements. Each current employee
                -----------------------------------------
and officer of BuyGolf has executed, or will execute prior to or at Closing, a Proprietary Information and Inventions Agreement in the form attached hereto as Exhibit C. To BuyGolf's knowledge, no current employee, officer or consultant of BuyGolf has excluded works or inventions made prior to his or her employment with BuyGolf from his or her assignment of inventions pursuant to such employee, officer or consultant's agreement. BuyGolf, after reasonable investigation, is not aware that any of its employees, officers or consultants is in violation thereof and BuyGolf will use its best efforts to prevent any such violation.

          2.16  Registration Rights. BuyGolf is presently not under any
                -------------------
obligation, and has not granted any rights, to register any of BuyGolf's presently outstanding securities or any of its securities that may hereafter be issued.

          2.17  Compliance with Laws; Permits. BuyGolf is not in violation of
                -----------------------------
any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties which violation would materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of BuyGolf. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement and the sale and delivery of the BuyGolf Common Stock, or the other transactions to be consummated at the Closing, as contemplated in this Agreement. BuyGolf has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which, individually or in the aggregate, could materially and adversely affect the business, properties, prospects or financial condition of BuyGolf and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted.

          2.18  Absence of Breaches or Defaults. BuyGolf is not and, to the
                -------------------------------
knowledge of BuyGolf, no other party is, in default under, or in breach or violation of, any material contract and, to the knowledge of the Stockholders, no event has occurred which, with the giving of notice or passage of time or both would constitute a default under any such material contract. Other than contracts which have terminated or expired in accordance with their terms, each of BuyGolf's material contracts is valid, binding and enforceable in accordance with its terms (subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered on a proceeding in equity or at law) and an implied covenant of good faith and fair dealing) and is in full force and effect, and assuming all consents required by the terms thereof or applicable law have been obtained, such contracts will continue to be valid, binding and enforceable in accordance with their respective terms and in full force and effect immediately following the consummation of the transactions contemplated hereby. No event has occurred which either entitles, or would, on notice or lapse of time or both, entitle the holder of any indebtedness for borrowed money affecting BuyGolf to accelerate, or which does accelerate, the maturity of any indebtedness affecting BuyGolf.

          2.19  Brokers. Neither BuyGolf nor any of its officers or directors
                -------
has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated by this Agreement.

          2.20  No Misstatements. Neither this Agreement, nor any other
                ----------------
document, certificate or written statement prepared by BuyGolf and/or the Stockholders and furnished to BC in connection herewith, contain any untrue statement of material fact or omits to state a material fact known to BuyGolf or any Stockholder necessary in order to make the statements contained herein and therein not misleading as of the date thereof or hereof. There is no fact known to any Stockholder, in a Stockholder's individual capacity or in a Stockholder's capacity as an officer and/or director of BuyGolf, which adversely affects the business or financial condition or operations of BuyGolf, which has not been set forth in this Agreement.

          2.21  Environmental and Safety Laws. BuyGolf is not in violation of
                -----------------------------
any applicable statute, law or regulation relating to the environment or occupational health and safety, and to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

          2.22  Year 2000 Compliance. BuyGolf has reviewed the areas within its
                --------------------
business and operations which could be adversely affected by Year 2000 issues and evaluated the costs associated with modifying and testing its systems for the Year 2000. BuyGolf does not believe that the cost of Year 2000 compliance for its internal information systems will be material to BuyGolf or that it will have a material adverse effect on BuyGolf's business, financial condition or results of operations.

          2.23 Securities Law Exemption. Each Stockholder as to itself severally and not jointly hereby represents and warrants to BC that:

                (a) Purchase Entirely for Own Account. This Agreement is made with each Stockholder in reliance upon such Stockholder's representation to BC, which by such execution of this Agreement such Stockholder hereby confirms, that the BC Stock will be acquired for investment for its own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Stockholder has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, each Stockholder further represents that such Stockholder does not have any contract, undertaking, agreement or arrangement with any third party to sell, transfer or grant participations to such third party or to any third person, with respect to any of the BC Stock .

                (b)  Reliance Upon Stockholders' Representations. Each
                     -------------------------------------------
Stockholder understands that the BC Stock is not registered under the Securities Act of 1933 (the "Securities Act") on the ground that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from registration under the Securities Act pursuant to section 4(2) thereof and Regulation D promulgated thereunder, and that BC's reliance on such exemption is predicated on the Stockholder's representations set forth herein.

                (c) Receipt of Information. Each Stockholder believes he/she has received all the information necessary or appropriate for deciding whether to acquire the BC Stock. Each Stockholder further represents that it has had an opportunity to ask questions and receive answers from BC regarding the terms and conditions of the acquisition of BuyGolf and the business, properties, prospects and financial condition of BC and to obtain additional information (to the extent BC possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to it or to which it had access.

          (d)   Investment Experience. Each Stockholder acknowledges that his or
                ---------------------
her investment in BC Stock involves a high degree of risk. Further, each Stockholder represents that he/she is experienced in evaluating and investing in securities of companies in the development stage and acknowledges that he/she is able to fend for himself/herself, can bear the economic risk of his/her investment, and has such knowledge and experience in financial or business matters that he/she is capable of evaluating the merits and risks of the investment in the BC Stock.

          (e)   Accredited Investor. Each Stockholder is an "accredited
                -------------------
investor" within the meaning of SEC Rule 501 of Regulation D, as presently in effect.

          (f)   Restricted Securities. Each Stockholder understands that the BC
                ---------------------
Stock may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the BC Stock or an available exemption from registration under the Securities Act, the BC Stock must be held indefinitely. In particular, each Stockholder is aware that the BC Stock may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of that Rule are met. Among the conditions for use of Rule 144 is the availability of current information to the public about BC. Such information is not now available.

                                  ARTICLE III
              REPRESENTATIONS AND WARRANTIES OF BC AND MERGER SUB
              ---------------------------------------------------

     Except as set forth on the BC Disclosure Schedule attached hereto (the "BC
                                                                             --
Disclosure Schedule") BC and Merger Sub, jointly and severally, represent and
-------------------
warrant to BuyGolf and the Stockholders as follows:

     3.1 Organization, Good Standing and Qualification. Each of BC and Merger
         ---------------------------------------------
Sub is a duly organized corporation, validly existing and in good standing under the laws of the State of Delaware. Prior to the date hereof, Merger Sub has not engaged in any activity other than the transactions contemplated by this Agreement. Each of BC and Merger Sub has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement and to carry out the provisions of this Agreement, and to carry on its business as presently conducted and as presently proposed to be conducted. Each of BC and Merger Sub is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) make such qualifications necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on BC, Merger Sub or their businesses. Neither BC nor Merger Sub owns equity securities of any other corporation, limited partnership or similar entity. Neither BC nor Merger Sub is a participant in any joint venture, partnership or similar arrangement. BC and Merger Sub have each made available to BuyGolf true, correct and complete copies of their Certificates of Incorporation and Bylaws, each as amended to date and presently in effect.

          3.2  Capitalization; Voting Rights. The authorized capital stock of
               -----------------------------
BC, immediately prior to the Closing, will consist of (a) eight hundred fifty million (850,000,000) shares of Common Stock, one hundred forty-two million nine hundred twenty-two thousand eight hundred ten (142,922,810) shares of which are issued and outstanding, thirty million five hundred eighty-three thousand five hundred (30,583,500) shares of which are currently reserved for issuance pursuant to outstanding option agreements, and seven hundred eighty-eight thousand four hundred sixty (788,460) shares of which will be reserved in the future for issuance to key employees, consultants and others affiliated with BC pursuant to stock grant, stock purchase and/or option plans or any other stock incentive program, arrangement or agreement approved by BC's Board of Directors and (b) one hundred fifty million (150,000,000) shares of Preferred Stock (the "Preferred Stock") , 19,481,130 of which are designated Series A Convertible Participating Preferred Stock, all of which are issued and outstanding and 15,877,249 of which are designated Series B Convertible Participating Preferred Stock, all of which are issued and outstanding. The authorized capital stock of Merger Sub consists of one thousand (1,000) shares of common stock, $0.0001 par value, all of which are issued and outstanding and held by BC. All issued and outstanding shares of BC and Merger Sub capital stock (i) have been duly authorized and validly issued, (ii) are fully paid and nonassessable, (iii) are free of liens and encumbrances created by BC or Merger Sub and (iv) were issued in compliance with all applicable state and federal laws concerning the issuance of securities. Except as may be granted pursuant to this Agreement and except as set forth above, there are no outstanding options, warrants, puts, calls, rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements, or agreements of any kind for the purchase or acquisition from BC or Merger Sub of any of their securities or other restrictions on the incidents of ownership or transfer created by statute, the charter documents of BC or Merger Sub or any agreement to which BC or Merger Sub is a party or by which they are bound.

          3.3  Authority; No Violation.
               -----------------------

               (a) Each of BC and Merger Sub has full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of BC. No other corporate proceedings on the part of BC or Merger Sub are necessary to approve this Agreement or to consummate the transactions contemplated hereby. This Agreement and all other agreements and documents to be entered into in connection herewith have been duly and validly executed and delivered by BC and Merger Sub, and (assuming due authorization, execution and delivery by BuyGolf) constitute valid and binding obligations of BC and Merger Sub, enforceable against BC and Merger Sub in accordance with their respective terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

               (b) Neither the execution and delivery of this Agreement by BC or Merger Sub, nor the consummation by BC or Merger Sub of the transactions contemplated hereby, nor compliance by BC or Merger Sub with any of the terms or provisions hereof, will (i) violate any provision of the Certificate of Incorporation or Bylaws of BC or Merger Sub, or (ii) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to BC or Merger Sub or any of its respective properties or assets, or

(iii) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of BC or Merger Sub under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which BC or Merger Sub is a party, or by which BC or Merger Sub or any of their respective properties or assets may be bound or affected.

               3.4  Consents and Approvals. No consents or approvals, orders or
                    ----------------------
authorizations of or filings or registrations with any court, administrative agency or commission or other governmental authority or instrumentality or with any third party are necessary with respect to BC or Merger Sub in connection with (1) the execution and delivery of this Agreement and (2) the consummation of the Merger and the other transactions contemplated hereby.

               3.5  Financial Statements. BC's unaudited balance sheet as of
                    --------------------
December 31, 1998 and unaudited statements of operations and cash flows of BC for the 12-month period ended December 31, 1998 and BC's unaudited balance sheet as of June 30, 1999 (the Latest Balance Sheet") and unaudited statements of operations and cash flows of BC for the six-month period ending June 30, 1999 (the "BC Financial Statements") delivered to the Stockholders in connection with the investment contemplated hereby have been prepared in accordance with GAAP consistently applied (in the case of BC Financial Statements, subject to normal year-end adjustments and the absence of footnote disclosures) and fairly present in all material respects the financial position and the results of operations of BC for the periods covered thereby, and BC has no material liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) that are not either reflected or fully reserved against on the Latest Balance Sheet or incurred in the ordinary course of the business of BC subsequent to the date thereof. Since the date of the Latest Balance Sheet, there has not been any material adverse change in the business, operations, financial condition or business of BC.

               3.6  Absence of Undisclosed Liabilities. Neither BC nor Merger
                    ----------------------------------
Sub has any material obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than (i) those set forth or adequately provided for in the Balance Sheet, (ii) those incurred in the ordinary course of business and not required to be set forth in the Balance Sheet under GAAP, (iii) those incurred in the ordinary course of business since the Balance Sheet Date and consistent with past practice, and (iv) those incurred in connection with the execution of this Agreement.

               3.7  Agreements; Action.
                    ------------------

                    (a) Except for agreements explicitly contemplated hereby, there are no agreements, understandings or proposed transactions between BC and any of its officers, directors, affiliates or any affiliate thereof.

                    (b) There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which BC or Merger Sub is a party or to its knowledge by which it is bound which may involve (i) obligations (contingent or otherwise) of, or payments to, BC or Merger Sub (other than obligations of, or payments to, BC or Merger Sub arising in the ordinary course of business), or (ii) the license of any patent, copyright, trade secret or other proprietary right to or from BC or Merger Sub (other than licenses arising from the purchase of "off the shelf" or other standard products), or (iii) provisions restricting or affecting the development, manufacture or distribution of BC's or Merger Sub's products or services, or (iv) indemnification by BC or Merger Sub with respect to infringements of proprietary rights.

               (c) Neither BC nor Merger Sub has (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or any other liabilities (other than with respect to dividend obligations, distributions, indebtedness and other obligations incurred in the ordinary course of business or as disclosed in the BC Financial Statements),
(iii) made any loans or advances to any person, other than ordinary advances for travel expenses, (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business, (v) entered into any material contract, other than in the ordinary course of business, and there has not occurred any amendment, termination or default under any material contract to which BC or Merger Sub is a party or by which it is bound, (vi) made any change in its accounting practices or made any revaluation of its assets, (vii) made any purchase or other acquisition of, sale, lease, disposition, or other transfer of, or mortgage, pledge or subjection to any material encumbrance or lien on any material asset, tangible or intangible, of BC or Merger Sub, other than in the ordinary course of business, or (viii) made any sale, assignment, or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets, other than in the ordinary course of business.

          3.8  Obligations to Related Parties. There are no obligations of BC or
               ------------------------------
Merger Sub to its officers, directors, stockholders, or employees other than (a) for payment of salary for services rendered, (b) reimbursement for reasonable expenses incurred on behalf of BC or Merger Sub and (c) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of BC). No officer, director or, to the best of BC's or Merger Sub's knowledge, stockholder, or any member of their immediate families, are indebted to BC or Merger Sub or have any direct or indirect ownership interest in any firm or corporation with which BC or Merger Sub is affiliated or with which BC or Merger Sub has a business relationship, or any firm or corporation which competes with BC or Merger Sub, except that officers, directors and/or stockholders of BC and Merger Sub may own stock in publicly traded companies which may compete with BC or Merger Sub. No such officer, director or stockholder, or any member of their immediate families is, directly or indirectly, interested in any material contract with BC or Merger Sub (other than such contracts related to any such person's ownership of capital stock or other securities of BC).

          3.9  Title to Properties and Assets; Liens, Etc. Each of BC and Merger
               ------------------------------------------
Sub has good and marketable title to its properties and assets, and good title to its leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than (i) those resulting from taxes which have not yet become delinquent, (ii) minor liens and encumbrances which do not materially detract from the value of the property subject thereto or materially impair the operations of BC or Merger Sub and (iii) those that have otherwise arisen in the ordinary course of business. All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by BC and Merger Sub are in good operating condition and repair and are reasonably fit and usable for the purposes for which they are being used. BC and Merger Sub are in compliance with all material terms of each lease to which it is a party or is otherwise bound.

          3.10   Patents and Trademarks. Each of BC and Merger Sub owns or
                 ----------------------
possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, information and other proprietary rights and processes necessary for its business as now conducted and as proposed to be conducted, without any known infringement of the rights of others. There are no outstanding options, licenses or agreements of any kind relating to the foregoing, nor is BC or Merger Sub bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes of any other person or entity other than such licenses or agreements arising from the purchase of "off the shelf" or standard products. BC has not received any communications alleging that BC or Merger Sub has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. BC is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments or any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with their duties to BC's business by the employees of BC, nor the conduct of BC's business as proposed, will, to BC's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any employee is now obligated. BC does not believe it is or will be necessary to utilize any inventions, trade secrets or proprietary information of any of its employees made prior to their employment by BC, except for inventions, trade secrets or proprietary information that have been assigned to BC.

          3.11  Compliance with Other Instruments. Neither BC nor Merger Sub is
                ---------------------------------
in violation or default of any term of its Certificate of Incorporation or Bylaws, or of any provision of any mortgage, indenture, contract, agreement, instrument or contract to which it is party or by which it is bound or of any judgment, decree, order, writ or, to its knowledge, any statute, rule or regulation applicable to BC or Merger Sub which, individually or in the aggregate, would materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of BC or Merger Sub. The execution, delivery, and performance of and compliance with this Agreement and the related agreements, and the issuance of the BC Stock pursuant hereto, will not, with or without the passage of time or giving of notice, result in any such material violation, or be in conflict with or constitute a default under any such term, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of BC or Merger Sub or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to BC or Merger Sub, its business or operations or any of its assets or properties.

          3.12  Litigation. There is no action, suit, proceeding or
                ----------
investigation pending or to BC's or Merger Sub's knowledge currently threatened against BC or Merger Sub that questions the validity of this Agreement or the right of BC or Merger Sub to enter into such agreement, or to consummate the transactions contemplated hereby, or which might result, either individually or in the aggregate, in any material adverse change in the assets, condition, affairs or prospects of BC or Merger Sub, financially or otherwise, or any change in the current equity ownership of BC or Merger Sub, nor is BC or Merger Sub aware that there is any basis for the foregoing. The foregoing includes, without limitation, actions pending or threatened (or any basis therefor known to BC or Merger Sub) involving the prior employment of any of BC's employees, their use in connection with BC's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. Neither BC nor Merger Sub is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by BC or Merger Sub currently pending or which BC or Merger Sub intends to initiate.

          3.13  Tax Returns and Payments. BC has timely filed all tax returns
                ------------------------
(federal, state and local) required to be filed by it. All taxes shown to be due and payable on such returns, any assessments imposed, and to BC's knowledge all other taxes due and payable by BC on or before the Closing have been paid or will be paid prior to the time they become delinquent. BC has not been advised
(i) that any of its returns, federal, state or other, have been or are being audited as of the date hereof, or (ii) of any deficiency in assessment or proposed judgment to its federal, state or other taxes. BC has no knowledge of any liability of any tax to be imposed upon its properties or assets as of the date of this Agreement that is not adequately provided for.

          3.14  Employees. BC has no collective bargaining agreements with any
                ---------
of its employees. There is no labor union organizing activity pending or, to BC's knowledge, threatened with respect to BC. No employee has any agreement or contract, written or verbal, regarding his employment. To BC's knowledge, no employee of BC, nor any consultant with whom BC has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, BC because of the nature of the business to be conducted by BC; and to BC's knowledge the continued employment by BC of its present employees, and the performance of BC's contracts with its independent contractors, will not result in any such violation. BC has not received any notice alleging that any such violation has occurred. No employee of BC has been granted the right to continued employment by BC or to any material compensation following termination of employment with BC. BC is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with BC, nor does BC have a present intention to terminate the employment of any officer, key employee or group of key employees.

          3.15  Nondisclosure and Developments Agreements. Each current employee
                -----------------------------------------
and officer of BC has executed, or will execute prior to or at Closing, an Employee Nondisclosure and Developments Agreement in the form attached hereto as Exhibit D. To BC's knowledge, no current employee, officer or consultant of
---------
BC has excluded works or inventions made prior to his or her employment with BC from his or her assignment of inventions pursuant to such employee, officer or consultant's agreement. BC, after reasonable investigation, is not aware that any of its employees, officers or consultants is in violation thereof and BC will use its best efforts to prevent any such violation.

          3.16  Registration Rights. BC is presently not under any obligation,
                -------------------
and has not granted any rights, to register any of BC's presently outstanding securities or any of its securities that may hereafter be issued.

          3.17  Compliance with Laws; Permits. Neither BC nor Merger Sub is in
                -----------------------------
violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties which violation would materially and adversely affect its business, assets, liabilities, financial condition, operations or prospects. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement and the offer, issuance, sale and delivery of the BC Stock, or the other transactions to be consummated at the Closing, as contemplated in this Agreement. BC and Merger Sub have all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which, individually or in the aggregate, could materially and adversely affect the business, properties, prospects or financial condition of BC or Merger Sub and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted.

          3.18  Absence of Breaches or Defaults. Neither BC nor Merger Sub is
                -------------------------------
and, to the knowledge of BC and Merger Sub, no other party is, in default under, or in breach or violation of, any material contract and no event has occurred which, with the giving of notice or passage of time or both would constitute a default under any such material contract. Other than contracts which have terminated or expired in accordance with their terms, each of BC's and Merger Sub's material contracts is valid, binding and enforceable in accordance with its terms (subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered on a proceeding in equity or at law) and an implied covenant of good faith and fair dealing) and is in full force and effect, and assuming all consents required by the terms thereof or applicable law have been obtained, such contracts will continue to be valid, binding and enforceable in accordance with their respective terms and in full force and effect immediately following the consummation of the transactions contemplated hereby. No event has occurred which either entitles, or would, on notice or lapse of time or both, entitle the holder of any indebtedness for borrowed money affecting BC or Merger Sub to accelerate, or which does accelerate, the maturity of any indebtedness affecting BC or Merger Sub.

          3.19  Brokers. Neither BC nor any of its officers or directors has
                -------
employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated by this Agreement.

          3.20  No Misstatements. Neither this Agreement, nor any other
                ----------------
document, certificate or written statement prepared by BC or Merger Sub and furnished to BuyGolf in connection herewith, contain any untrue statement of material fact or omits to state a material fact known to BC necessary in order to make the statements contained herein and therein not misleading as of the date thereof or hereof.

          3.21  Environmental and Safety Laws. BC is not in violation of any
                -----------------------------
applicable statute, law or regulation relating to the environment or occupational health and safety, and to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

          3.22  Year 2000 Compliance. BC has reviewed the areas within its
                --------------------
business and operations which could be adversely affected by Year 2000 issues and evaluated the costs associated with modifying and testing its systems for the Year 2000. BC does not believe that the cost of Year 2000 compliance for its internal information systems will be material to BC or that it will have a material adverse effect on BC's business, financial condition or results of operations.

          3.23  Tax-Free Organization.
                ---------------------

                (a) Prior to the Closing, all of the shares of capital stock of the Merger Sub are owned by BC.

                (b) BC has no current plan or intention to (i) reacquire any of the BC Stock issued in connection with the transactions contemplated by this Agreement such as would result in the BuyGolf stockholders not to satisfy the continuity of interest requirements of Treasury Regulation Section 1.368-1 and 1.368-1T; (ii) liquidate the Surviving Corporation; (iii) merge the Surviving Corporation with or into another entity; (iv) sell a number of shares of BuyGolf Common Stock which would cause BC to no longer have control of the Surviving Corporation within the meaning of Section 368(c) of the Code; (v) sell or otherwise dispose of its assets following the Closing, except in the ordinary course of business; or (vi) cause the Surviving Corporation to issue any additional stock or securities in amounts which would cause BC to no longer have control of the Surviving Corporation within the meaning of Section 368(c) of the Code.

                (c) Other than the five percent (5%) ownership interest in BuyGolf held by BC immediately prior to the Closing, BC has never owned any BuyGolf Common Stock.

          Neither Parent nor Merger Sub is an investment company subject to regulation under the Investment Company Act of 1940.

                                  ARTICLE IV
                             ADDITIONAL AGREEMENTS
                             ---------------------

          4.1   Information Statement; Restricted Securities.
                --------------------------------------------

                (a) BC and BuyGolf shall distribute the Information Statement for the stockholders of BuyGolf to approve this Agreement and the transactions contemplated hereby and thereby (the "Information Statement"). The Information Statement shall constitute a disclosure document for the offer and issuance of the shares of BC Stock to be received by the holders of BuyGolf Common Stock in the Merger. BC and BuyGolf shall each use reasonable commercial efforts to cause the Information Statement to comply with applicable federal and state securities laws requirements. Each of BC and BuyGolf agrees to provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Information Statement, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Information Statement. BuyGolf will promptly advise BC, and BC will promptly advise BuyGolf, in writing if at any time prior to the Effective Time either BuyGolf or BC shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the Information Statement in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law. Anything to the contrary contained herein notwithstanding, BuyGolf shall not include in the Information Statement any information with respect to BC or its affiliates or associates, the form and content of which information shall not have been approved by BC prior to such inclusion.

          4.2  Stockholder Approval. BuyGolf shall promptly after the date
               --------------------
hereof take all action necessary in accordance with Delaware Law and its Certificate of Incorporation and Bylaws to secure the written consent of its stockholders approving this Agreement and the transactions and ancillary agreements contemplated herein within five (5) days following the date of this Agreement. BuyGolf shall use all commercially reasonable efforts required to obtain from stockholders of BuyGolf executed actions by written consent approving the Merger. Any materials submitted to the stockholders of BuyGolf in connection with the solicitation of their approval of the Merger shall have been subject to prior review and comment by BC and shall include information regarding BuyGolf, the terms of the Merger and this Agreement, the unanimous recommendation of the Board of Directors of BuyGolf in favor of the Merger, this Agreement and the transactions contemplated hereby and such other documents (including but not limited to the Stockholder Certificate) in order to satisfy the requirements of Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder in connection with the issuance and sale of BC Stock in the Merger.

          4.3  Access to Information. Between the date of this Agreement and the
               ---------------------
earlier of the Effective Time or the termination of this Agreement, upon reasonable notice, BuyGolf and BC shall, during normal business hours, (i) give each other and their respective officers, employees, accountants, counsel, financing sources and other agents and representatives full access to their buildings, offices, and other facilities and to all their books and records, whether located on their premises or at another location; (ii) permit the other party to make such inspections as they may require; (iii) cause its officers to furnish the other party such financial, operating, technical and product data and other information with respect to the business and assets and properties of BuyGolf as they from time to time may request, including financial statements and schedules; (iv) allow each other the opportunity to interview their employees and other personnel and Affiliates (as defined below) with their prior written consent, which consent shall not be unreasonably withheld or delayed; and (v) assist and cooperate with BC and Merger Sub in the development of integration plans for implementation by BC and the Surviving Corporation following the Effective Time; provided, however, that no investigation pursuant to this Section 4.3 shall affect or be deemed to modify any representation or warranty made by BuyGolf and BC herein. Materials furnished to BC and BuyGolf pursuant to this Section 4.3 may be used by each party for strategic and integration planning purposes relating to accomplishing the transactions contemplated hereby. For purposes of this Agreement, "Affiliate" means, as
                                                      ---------
applied to any person or entity, (a) any other person or entity directly or indirectly controlling, controlled by or under common control with, that person or entity, (b) any other person or entity that owns or controls (i) 10% or more of any class of equity securities of that person or entity or any of its Affiliates or (ii) 10% or more of any class of equity securities (including any equity securities issuable upon the exercise of any option or convertible security) of that person or entity or any of its Affiliates, or (c) any director, partner, officer, manager, agent, employee or relative of such person or entity. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by", and "under common control with") as applied to any person or entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that person or entity, whether through ownership of voting securities or by contract or otherwise.

          4.4  Expenses. Whether or not the Merger is consummated, all fees and
               --------
expenses incurred in connection with the Merger including all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses; provided that if the Merger is consummated, BC shall be responsible for the reasonable fees and expenses of Rutan & Tucker, not to exceed $20,000, incurred by BuyGolf in the negotiation and preparation of this Agreement and the consummation of the Merger.

          4.5  Public Disclosure. Unless otherwise required by law (including
               -----------------
federal and state securities laws) prior to the Effective Time (in which case BC and BuyGolf shall have a prior opportunity to review and comment on the proposed disclosure), no disclosure (whether or not in response to any inquiry) of the existence of any subject matter of, or the terms and conditions of, this Agreement shall be made by any party hereto unless approved by BC and BuyGolf prior to release; provided, however, that such approval shall not be unreasonably withheld or delayed.

          4.6  Approvals. BuyGolf shall use all commercially reasonable efforts
               ---------
required to obtain all approvals from governmental or regulatory authorities or under any of the contracts or other agreements as may be required in connection with the Merger (all of such approvals are set forth in the BuyGolf Disclosure Schedule) so as to preserve all rights of and benefits to BuyGolf thereunder and BC shall provide BuyGolf with such assistance and information as is reasonably required to obtain such approvals.

          4.7  Notification of Certain Matters. BuyGolf shall give prompt notice
               -------------------------------
to BC, and BC shall give prompt notice to BuyGolf, of (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of BuyGolf, BC or Merger Sub, respectively, contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Closing Date and (ii) any failure of BuyGolf, BC or Merger Sub, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 4.7 shall not limit or otherwise affect any remedies available to the party receiving such notice.

          4.8  Additional Documents and Further Assurances. Each party hereto,
               -------------------------------------------
at the request of the other party hereto, shall execute and deliver such other instruments and do and perform such other acts and things (including, but not limited to, all action reasonably necessary to seek and obtain any and all consents and approvals of any government or regulatory authority or person required in connection with the Merger; provided, however, that BC shall not be obligated to consent to any divestitures or operational limitations or activities in connection therewith and no party shall be obligated to make a payment of money as a condition to obtaining any such condition or approval) as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

          4.9   Maintenance of Business. From the date hereof until the Closing,
                -----------------------
each of the Stockholders and BuyGolf shall use its diligent, good faith efforts, to cause BuyGolf to carry on and preserve the business, goodwill and the relationships of BuyGolf with suppliers, employees, agents and others in substantially the same manner as they have been prior to the date hereof. In addition, from the date hereof until the Closing, BC shall use its diligent, good faith efforts to carry on and preserve the business, goodwill and the relationships of BC with suppliers, employees, agents and others in substantially the same manner as they have been prior to the date hereof.

          4.10  Conduct of Business.
                -------------------

                (a) From the date hereof until the Closing, except as expressly permitted hereby, BuyGolf shall not, and the Stockholders shall not permit BuyGolf to, without BC's prior express written consent:

                     (i) incur any additional indebtedness, or guarantee any indebtedness or obligation of any other party, except in the ordinary course of business, and which amount BuyGolf agrees to repay immediately prior to the Closing;

                     (ii) issue, redeem, pledge, sell or repurchase any capital stock of BuyGolf or securities convertible into its capital stock or grant or issue any options, warrants or rights to subscribe for its capital stock or securities convertible into its capital stock or commit to do any of the foregoing;

                     (iii) enter into or terminate any material agreement or arrangement;

                     (iv) increase the compensation or bonuses payable or to become payable to any officers, employees or agents of BuyGolf, or adopt or amend any employee benefit plan or arrangement;

                     (v) enter into any employment contract or agreement with any existing or prospective employee which is not terminable at will;

                     (vi) pay any obligation or liability, fixed or contingent, other than current liabilities or except as such payment becomes due;

                     (vii) cancel, without full payment, any note, loan or other obligation owing to BuyGolf, or waive any rights of material value;

                     (viii) acquire or dispose of any properties, assets or business except in the ordinary course of its business;

                     (ix) create or suffer to be imposed any lien, mortgage, security interest or other charge on or against the properties or assets of BuyGolf, other than in the ordinary course of business consistent with BuyGolf's past practices, or the BuyGolf Common Stock;

                    (x) engage in any activities or transactions outside the ordinary course of BuyGolf's e-commerce business as conducted at the date hereof;

                    (xi) make or adopt any change in the Charter or Bylaws of BuyGolf as in force and effect on the date hereof;

                    (xii) declare or pay any dividends on or make any other distributions in respect of any shares of its capital stock; or

                    (xiii) pay, agree to pay or make any accrual or arrangement for payment of any pension, retirement allowance or other employee benefit pursuant to any plan, agreement or arrangement to any officer, director or employee.

               (b) From the date hereof until the Closing, except as expressly permitted hereby, BuyGolf shall, and the Stockholders shall cause BuyGolf to, unless otherwise expressly consented to in writing by BC:

                    (i) maintain the existing insurance policies of BuyGolf, unless comparable insurance is substituted therefor, and shall not take any action to terminate or modify those insurance policies;

                    (ii) maintain the books and records of BuyGolf consistent with past practices and policies and in accordance with GAAP;

                    (iii) maintain in good working condition, ordinary wear and tear excepted, and in compliance in all material respects with all applicable laws and regulations, all fixed assets owned, leased or operated, as the case may be, by BuyGolf;

                    (iv) observe and perform, and remain in compliance with, all obligations of BuyGolf in agreements and contracts the breach or violation of which would have, individually or in the aggregate, a material adverse effect and not enter into any agreements or contracts which would require payments by BuyGolf of more than Fifty Thousand Dollars ($50,000) over any period of twelve (12) months, except for inventory purchased in the ordinary course of business and disclosed in advance to BC and customer contracts and purchase orders entered in the ordinary course of business consistent with BuyGolf's past practices; and

                    (v) maintain compliance with the terms and conditions of all material contracts or licenses held by BuyGolf or under which it operates or conducts its business and use best efforts to maintain all such material contracts and licenses in full force and effect.

          4.11 Confidentiality. Each party will cause its directors, affiliates,
               ---------------
officers, employees or authorized representatives to hold in strict confidence, and not disclose to any third party, without prior written consent of the other party, all confidential information received by it in connection with the transactions contemplated hereby, except as may be required by applicable law or as otherwise contemplated herein. The parties acknowledge that BC and BuyGolf have previously executed a non-disclosure agreement dated August 2, 1999 (the

"Confidentiality Agreement"), which Confidentiality Agreement shall continue in full force and effect in accordance with its terms.

               4.12  "Market Stand-Off" Agreement. Each Stockholder hereby
                      ---------------------------
agrees that, during the period of duration specified by BC and an underwriter of Common Stock or other securities of BC, it shall not, to the extent requested by BC and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of BC held by it at any time during such period except Common Stock included in such registration; provided, however, that:

                     (a) such market stand-off time period shall not exceed 180 days;

                     (b) all officers and directors of BC enter into similar agreements.

               In order to enforce the foregoing covenant, BC may impose stop-transfer instructions with respect to any securities of BC held by any Stockholder or his transferee until the end of such period. If requested to do so by BC, each Stockholder shall execute an underwriter's letter in the customary form prior to the registration of BC's initial public offering.

               4.13  BuyGolf's 1998 Stock Option Plan. At the Effective Time,
                     --------------------------------
the BuyGolf Stock Option Plan and each outstanding option to purchase shares of BuyGolf Common Stock under such plan, whether vested or unvested, will be assumed by BC and any outstanding repurchase rights shall be assigned to BC.
Section 4.13 of the BuyGolf Disclosure Schedule sets forth a true and complete list as of the date hereof of all holders of outstanding options under the BuyGolf Stock Option Plan including the number of shares of BuyGolf Common Stock subject to each such option, the date of grant of each such option, the exercise or vesting schedule, the exercise price per share and the term of each such option. On the Closing Date, BuyGolf shall deliver to BC an updated Section 4.13 of the BuyGolf Disclosure Schedule current as of such date. Each such option so assumed by BC under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the BuyGolf Stock Option Plan immediately prior to the Effective Time, except that (i) such option will be exercisable for that number of whole shares of BC Stock equal to the product of the number of shares of BuyGolf Common Stock that were issuable upon exercise of such option immediately prior to the Effective Time multiplied by the Exchange Ratio and rounded down to the nearest whole number of shares of BC Stock, and
(ii) the per share exercise price for the shares of BC Stock issuable upon exercise of such assumed option will be equal to the quotient determined by dividing the exercise price per share of BuyGolf Common Stock at which such option was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded up to the nearest whole cent. Consistent with the terms of the BuyGolf Stock Option Plan and the documents governing the outstanding options under such plan, the Merger will not terminate any of the outstanding options under the BuyGolf Stock Option Plan or accelerate the exercisability or vesting of such options. It is the intention of the parties that the options so assumed by BC qualify following the Effective Time as incentive stock options as defined in Section 422 of the Code to the extent such options qualified as incentive stock options prior to the Effective Time. Within ten (10) business days after the Effective Time, BC will issue to each person who, immediately prior to the Effective Time was a holder of an outstanding option under the BuyGolf Stock Option Plan a document in form and substance satisfactory to BuyGolf evidencing the foregoing assumption of such option by BC.

               4.14  Necessary Filings. BC, Merger Sub, and each of the
                     -----------------
Stockholders of BuyGolf shall use all commercially reasonable efforts to promptly make all necessary filings required by the Internal Revenue Code or otherwise and to take any reasonable actions to cause the Merger to be treated as a "tax-free" organization under the Internal Revenue Code.

                                   ARTICLE V
                            CONDITIONS PRECEDENT TO
                            -----------------------
                       OBLIGATIONS OF BC AND MERGER SUB
                       --------------------------------


               The obligation of each of BC and Merger Sub to consummate the transactions contemplated by this Agreement is subject to the satisfaction, at or before the Closing, of all the following conditions, unless waived in writing by BC:

               5.1  Certificates for BuyGolf Common Stock. BC shall have
                    -------------------------------------
received for cancellation in the Merger certificates for the BuyGolf Common Stock, which shall constitute all of the issued and outstanding capital stock of BuyGolf.

               5.2  Representations and Warranties True. All representations and
                    -----------------------------------
warranties of the Stockholders and BuyGolf in this Agreement or the Schedules and Exhibits hereto, or in any written statement or certificate that shall be delivered to BC by the Stockholders or BuyGolf under this Agreement, shall be true and correct on and as of the date made and as of the Closing Date as if made on the date thereof (except to the extent such representation or warranty relates to an earlier date).

               5.3  Covenants Performed. The Stockholders and BuyGolf shall have
                    -------------------
performed, satisfied, and complied in all material respects with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by the Stockholders and BuyGolf on or before the Closing Date.

               5.4  Certificate. BC shall have received from the Stockholders a
                    -----------
certificate signed by the President of BuyGolf, dated the Closing Date, certifying that the conditions specified in this Article V have been satisfied.

               5.5  No Violations; No Actions. Consummation of the transactions
                    -------------------------
contemplated by this Agreement shall not violate any order, decree or judgment of any court or governmental body having competent jurisdiction and no action or proceeding shall have been instituted or threatened by any person, entity or governmental agency which, in any such case, in the sole judgment of BC, has a reasonable probability of resulting in (i) the obtaining of material damages from BC or BuyGolf; (ii) an order, judgment or decree restraining, prohibiting or rendering unlawful the consummation of the transactions contemplated by this Agreement; or (iii) other relief in connection therewith.

               5.6  Proceedings and Documents. All corporate and other
                    -------------------------
proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be in form and substance reasonably satisfactory to BC and its counsel, and BC shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

               5.7   Delivery of Documents. shall have received all documents
                     ---------------------
and other items to be delivered by the Stockholders under Section 7.2.

               5.8   Required Consents. All consents, approvals and waivers from
                     -----------------
third parties and governmental authorities necessary to the transactions as contemplated by this Agreement.

               5.9   Private Placement. The parties shall be reasonably
                     -----------------
satisfied that the shares of BC Stock to be issued in connection with the Merger pursuant to Section 1.6(a) are issuable without registration pursuant to Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

               5.10  Tax-Free Reorganization. The Merger will constitute a tax-
                     -----------------------
free reorganization within the meaning of Section 368(a) of the Internal Revenue Code

               5.11  Limitation on D issent. No holders of the outstanding
                     ----------------------
shares of BuyGolf Common Stock shall have exercised, nor shall they have any continued right to exercise, appraisal, dissenters' or similar rights under applicable law with respect to their shares by virtue of the Merger.

                                  ARTICLE VI
                            CONDITIONS PRECEDENT TO
                            -----------------------

                  OBLIGATIONS OF BUYGOLF AND THE STOCKHOLDERS
                  -------------------------------------------

               The obligation of the Stockholders to consummate the transactions contemplated by this Agreement is subject to BC's and/or Merger Sub's satisfaction, at or before the Closing, of all the following conditions, unless waived in writing by a majority in interest of the Stockholders:

               6.1   Representations and Warranties True. All representations
                     -----------------------------------
and warranties by BC and Merger Sub in this Agreement or the Schedules and Exhibits hereto, or in any written statement or certificate that shall be delivered to the Stockholders by BC under this Agreement, shall be true and correct on and as of the date made and as of the Closing Date as if made on the date thereof (except to the extent such representation or warranty relates to an earlier date).

               6.2   Covenants Performed. BC and Merger Sub shall have
                     -------------------
performed, satisfied, and complied in all material respects with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by BC and Merger Sub in all material respects on or before the Closing Date.

               6.3   Certificate. The Stockholders shall have received from BC a
                     -----------
certificate signed by the Chief Executive Officer of BC, dated the Closing Date, certifying that the conditions specified in this Article VI have been satisfied.

               6.4   No Violations; No Actions. Consummation of the transactions
                     -------------------------
contemplated by this Agreement shall not violate any order, decree or judgment of any court or governmental body having competent jurisdiction and no action or proceeding shall have been instituted or threatened by any person, entity or governmental agency which, in any such case, in the sole judgment of the Stockholders, has a reasonable probability of resulting in (i) the obtaining of material damages from the Stockholders or BC, (ii) an order, judgment or decree restraining, prohibiting or rendering unlawful the consummation of the transactions contemplated by this Agreement, or (iii) other relief in connection therewith.

               6.5   Proceedings and Documents. All corporate and other
                     -------------------------
proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be in form and substance reasonably satisfactory to the Stockholders and their counsel, and the Stockholders shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

               6.6   Delivery of Documents. The Stockholders shall have received
                     ---------------------
all documents and other items to be delivered by BC under Section 7.3.

               6.7   Required Consents. All consents, approvals and waivers from
                     -----------------
third parties and governmental authorities necessary to consummate the transactions contemplated by this Agreement shall have been obtained.

                                  ARTICLE VII
                                    CLOSING
                                    -------

               7.1   Time and Place. The Closing shall occur at the time and
                     --------------
place specified in Section 1.2 of this Agreement.

               7.2   Deliveries of the Stockholders. At the Closing, the
                     ------------------------------
Stockholders will execute and deliver or cause to be executed and delivered to
BC:

                     (a)  Stock Certificates. Certificates representing the
                          ------------------
BuyGolf Common Stock, presented to BC for conversion into BC Stock;

                     (b)  Corporate Documents. The Charter of BuyGolf, certified
                          -------------------
by the Secretary of State of Delaware as of a recent date and the Bylaws of BuyGolf, certified by the Secretary of BuyGolf as in effect at the Closing;

                     (c)  Certificates of Good Standing. Certificates of Good
                          -----------------------------
Standing, dated as of a recent date, with respect to BuyGolf, issued by the Secretary of State of California and Delaware;

                     (d)  The Stockholders' Certificate. A certificate from the
                          -----------------------------
Stockholders, dated the Closing Date, containing the information required pursuant to Section 5.4;

                     (e)  Representations and Warranties; Performance. At the
                          -------------------------------------------
Closing, Stockholders shall deliver to BC a certificate dated as of the Closing Date signed by the President of BuyGolf certifying (i) that each of the representations and warranties made by the Stockholders herein are true and correct in all material respects on the Closing Date with the same effect as though made on such date; (ii) that BuyGolf and the Stockholders have performed and complied with all agreements, covenants and conditions required by this Agreement to be performed and complied with by BuyGolf and the Stockholders prior to the Closing Date; and

(iii) that there has been no material adverse change since the Balance Sheet Date in the business, condition (financial or otherwise) or operations of BuyGolf or its assets;

                     (f)  Books and Records. At the Closing, the Stockholders
                          -----------------
shall deliver to BC (i) the stock books, minute books, corporate seals and other corporate record-keeping documentation of BuyGolf; (ii) certificates representing all outstanding BuyGolf Common Stock, free of any restrictive legends, except for transfer restrictions which may be imposed by the Securities Act, all stock certificates to be duly endorsed and guaranteed for transfer to BC; (iii) such other instruments of transfer as in the opinion of BC's counsel shall be necessary or desirable to effectively vest in BC good and marketable title to the BuyGolf Common Stock; and (iv) all other opinions, instruments and documents contemplated by this Agreement;

                     (g)  Release of Claims. At the Closing, each Stockholder
                          -----------------
and optionholder shall sign and deliver to BC a certificate of release ("Release") of all claims or rights of such Stockholder against BuyGolf, except
  -------
for claims or rights arising pursuant to the agreements and documents executed and delivered in connection with the transactions contemplated herein, in the form attached hereto as Exhibit E;
                        ---------

                     (h)  Board and Stockholder Approval. At the Closing,
                          ------------------------------
Stockholders shall deliver to BC evidence that this Agreement and the transactions contemplated hereby have been approved by BuyGolf's Board of Directors and, if such approval is required under applicable law, BuyGolf's Stockholders in form reasonably acceptable to BC's counsel;

                     (i)  Resignation of Directors and Officers. At the Closing,
                          -------------------------------------
the directors and officers of BuyGolf in office immediately prior to the Closing shall resign as directors and officers of BuyGolf effective immediately following the Closing;

                     (j)  Termination of Employment Agreements. Prior to or at
                          ------------------------------------
the Closing, BuyGolf shall have terminated the employment agreements and Stockholder agreements with John Gilles, Greg Van Ginkel, Arti Dua, Steve Jess, Bradley O'Hearne, Jack Souders, Lucy Wojskowicz, Miriam Price, Lori Stewart, Mark Brown, Jeffrey Allen, C. Keith Allen, Steve Davis, and Donald Harris;

                     (k)  Termination of Agreements with Ingram. Prior to or at
                          -------------------------------------
the Closing, BuyGolf and Ingram Entertainment Holdings, Inc. shall have terminated that certain Common Stock Purchase Agreement, Voting Agreement and Registration Rights Agreement, each dated August 5, 1999.

                     (l)  Stock Restriction Agreement. A Stock Restriction
                          ---------------------------
Agreement, substantially in the form attached hereto as Exhibit F, shall have
                                                        ---------
been executed and delivered by the parties named therein;

                     (m) Non-Competition Agreement. A Non-Competition Agreement, substantially in the form attached hereto as Exhibit G, shall have
                                                        ---------
been executed and delivered by the parties named therein;

                     (n)  Proceedings and Documents. All corporate and other
                          -------------------------
proceedings in connection with the transactions contemplated at the Closing hereby, all documents and instruments incident to such transactions and all documents, instruments and proceedings related to BuyGolf's business, technical and legal due diligence shall be reasonably satisfactory in substance and form to BC and its counsel, and BC and its counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request;

                     (o)  Consents, Permits and Waivers. BuyGolf shall have
                          -----------------------------
obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreement;

                     (p)  Non-Disclosure Agreements. Non-disclosure agreements
                          -------------------------
between Merger Sub, on the one hand, and any person who accepts employment with the Surviving Corporation as of the Closing on the other hand, substantially in the form of Exhibit H attached hereto;
            ---------

                     (q)  Option Assumption Agreements. An Option Assumption
                          ----------------------------
Agreement, substantially in the form attached hereto as Exhibit I, shall have
                                                        ---------
been executed and delivered by each optionholder listed on Schedule B hereto;
                                                           ----------

                     (r)  Optionholder Questionnaire. An Optionholder
                          --------------------------
Questionnaire, substantially in the form attached hereto as Exhibit J shall have
                                                            ---------
been completed, executed and delivered by each optionholder listed on Schedule B
                                                                      ----------
hereto; and

                     (s)  Other Documents. Such other documents and instruments
                          ---------------
as BC or its counsel reasonably shall deem necessary to consummate the transactions contemplated hereby.

               All documents delivered to BC shall be in form and substance reasonably satisfactory to BC and its counsel.

               7.3   Deliveries of BC. At the Closing, BC and/or Merger Sub will
                     ----------------
execute and deliver or cause to be executed and delivered to the Stockholders simultaneously with delivery of the items referred to in Section 7.2 above:

                     (a)  BC Stock. Certificates representing the BC Stock to
                          --------
each Stockholder as set forth on Schedule A, issuable in accordance with Article
                                 ----------
I hereof;

                     (b)  Representations and Warranties; Performance. At the
                          ------------------------------
Closing, BC shall deliver to Stockholders a certificate dated as of the Closing Date signed by the Chief Executive Officer of BC certifying (i) that each of the representations and warranties made by BC herein are true and correct in all material respects on the Closing Date with the same effect as though made on such date; and (ii) that BC has performed and complied with all agreements, covenants and conditions required by this Agreements to be performed and complied with by BC prior to the Closing Date;

                     (c)  Board Approval. At the Closing, BC shall deliver to
                          --------------
Stockholders evidence that this Agreement and the transactions contemplated hereby shall have been approved by the BC's Board of Directors;

                     (d)  Consents, Permits and Waivers. BC shall have obtained
                          -----------------------------
any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreement;

                     (e)  Corporate Documents. The Amended and Restated
                          -------------------
Certificate of Incorporation of BC and the Certificate of Incorporation of Merger Sub, certified by the Secretary of State of Delaware as of a recent date and the Bylaws of BC and Merger Sub, certified by the secretaries of BC and Merger Sub, respectively, as in effect at the Closing; and

                     (f)  Officer's Certificate. A certificate dated the Closing
                          ---------------------
Date containing the information required pursuant to Section 6.3.

               All documents delivered to the Stockholders shall be in form and substance reasonably satisfactory to the Stockholders and their counsel.

               7.4   Certificate of Merger. At the Closing, the parties hereto
                     ---------------------
shall cause to filed the Certificate of Merger with the Delaware Secretary of State in accordance with the Delaware Law.


                                 ARTICLE VIII
                                INDEMNIFICATION
                                ---------------

               8.1   Indemnification by the Stockholders. The Stockholders shall
                     -----------------------------------
jointly and severally indemnify and hold harmless BC, Merger Sub and the Surviving Corporation and their respective officers, directors, employees, successors and assigns in respect of any and all claims, actions, suits or other proceedings and any and all losses, costs, expenses, liabilities, fines, penalties, interest, and damages, whether or not arising out of any claim, action, suit or other proceeding (and including reasonable counsel and accountants' fees and expenses and all other reasonable costs and expenses of investigation, defense or settlement of claims and amounts paid in settlement) incurred by, imposed on or borne by BC, Merger Sub, the Surviving Corporation or such other parties (collectively "Damages") resulting from the breach of any of
                                  -------
the representations or warranties made by the Stockholders or BuyGolf in this Agreement. Notwithstanding the foregoing, each Stockholder's liability for Damages shall be determined by, and shall not exceed, each Stockholder's percentage ownership of BuyGolf held by the Stockholders immediately prior to the Closing. For example, in the event Damages totaled $10,000,000, a Stockholder that owns ten percent (10%) of BuyGolf prior to the Closing shall be liable for no more than $1,000,000 of the Damages.

               8.2   Indemnification by BC, Merger Sub and Surviving
                     -----------------------------------------------
Corporation. Each of BC, Merger Sub and the Surviving Corporation, jointly and
-----------
severally, shall indemnify and hold harmless the Stockholders, in respect of any and all claims, actions, suits or other proceedings and any and all losses, costs, expenses, liabilities, fines, penalties, interest, and damages, whether or not arising out of any claim, action, suit or other proceeding (and including reasonable counsel and accountants' fees and expenses and all other reasonable costs and expenses of investigation, defense or settlement of claims and amounts paid in settlement) incurred by, imposed on or borne by the Stockholders resulting from the breach of any of the representations, warranties or agreements made by BC and Merger Sub in this Agreement.

               8.3  Indemnification Procedure for Claims. Whenever any claim
                    ------------------------------------
shall arise for indemnification hereunder, the party entitled to indemnification (the "indemnified party") shall promptly notify in writing the other party or
      -----------------
parties (the "indemnifying party") of the claim and, when known, the facts
              ------------------
constituting the basis for such claim; provided, that the indemnified party's failure to give such written notice shall not affect any rights or remedies of an indemnified party hereunder with respect to indemnification for damages except to the extent that the indemnifying party is materially prejudiced thereby. In the event of any claim for indemnification hereunder resulting from or in connection with any claim or legal proceedings by a third party, the written notice to the indemnifying party shall specify, if known, the amount or an estimate of the amount of the liability arising therefrom. The indemnified party shall not settle or compromise any claim by a third party for which it is entitled to indemnification hereunder, without the prior written consent of the indemnifying party (which shall not be unreasonably withheld), unless suit shall have been instituted against it and the indemnifying party shall not have taken control of and conducted in a diligent manner the defense of such suit after notification thereof as provided in Section 8.4 of this Agreement.

               8.4  Defense by Indemnifying Party. In connection with any claim
                    -----------------------------
giving rise to indemnity hereunder or resulting from or arising out of any claim or legal proceeding by a person who is not a party to this Agreement, the indemnifying party at its sole cost and expense may, upon written notice to the indemnified party, assume the defense of any such claim or legal proceeding if it acknowledges to the indemnified party in writing its obligations to indemnify the indemnified party with respect to all elements of such claim, and thereafter diligently conducts the defense thereof with counsel reasonably acceptable to the indemnified party. If the indemnifying party acknowledges in writing as specified above that it shall assume the defense of any such action, then the indemnifying party shall keep the indemnified party informed with respect to the defense of such action and the indemnified party shall be entitled to participate in (but not control) the defense of such action, with its counsel and at its own expense. If (A) the indemnifying party does not acknowledge in writing as specified above that it shall assume or fails to conduct in a diligent manner the defense of any such claim or litigation resulting therefrom, or (B) the indemnified party shall have reasonably concluded that there may be one or more legal defenses available to it which are different from, or, additional to those available to the indemnifying party or other indemnified parties with respect to such claim or litigation, then, (i) the indemnified party may defend against such claim or litigation, in such manner as it may deem appropriate, including, without limitation, settling such claim or litigation, after giving notice of the same to the indemnifying party, on such terms as the indemnified party may deem appropriate, and (ii) the indemnifying party shall be entitled to participate in (but not control) the defense of such action, with its counsel and at its own expense. If the indemnifying party thereafter seeks to question the manner in which the indemnified party defended such third party claim or the amount or nature of any such settlement, the indemnifying party shall have the burden to prove by a preponderance of the evidence that the indemnified party did not defend or settle such third party claim in a reasonably prudent manner. Each party agrees to cooperate fully with the other, such cooperation to include, without limitation, attendance at depositions and the provisions of relevant documents as may be reasonably requested by the indemnifying party; provided, that the indemnifying party will hold the indemnified party harmless from all of its expenses, including reasonable attorneys' fees, incurred in connection with such cooperation by the indemnified party.

               8.5  Arbitration. The rights of the indemnified party to
                    -----------
indemnification and the estimated amount thereof, as set forth in the notice, shall be deemed objected to by the indemnifying party unless the indemnifying party notified the indemnified party in writing as specified in Section 8.4 above that the indemnifying party accepts and agrees with the right of the indemnified party to indemnification or that the indemnifying party elects to defend such claim. If the claim to indemnification is deemed objected to, the parties shall attempt to settle and compromise the same, or if unable to do so within sixty (60) days of receipt of the notice of the claim, such dispute shall be submitted to and resolved by prompt binding arbitration in a mutually agreed location or, absent agreement in Orange County, California, and any rights of indemnification established by reason of such settlement, compromise or arbitration shall promptly thereafter be paid and satisfied by the indemnifying party. Arbitration shall be final and binding according to the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered in any state or federal court in Orange County, California.

               8.6  Limits on Indemnification.
                    -------------------------

                    (a) Notwithstanding any provision of this Agreement to the contrary, the Stockholders shall have no obligation to indemnify any person entitled to indemnity under Section 8.1 unless the persons so entitled to indemnity thereunder have suffered Damages in an aggregate amount in excess of Twenty Five Thousand Dollars ($25,000) and then only to the extent of such excess and (ii) the Stockholders' liability under Section 8.1 shall in no event exceed Ten Million Dollars ($10,000,000);

                    (b) Notwithstanding any provision of this Agreement to the contrary, BC shall have no obligation to indemnify any person entitled to indemnity under Section 8.2, (i) unless the persons so entitled to indemnity thereunder have suffered Damages in an aggregate amount in excess of Twenty Five Thousand Dollars ($25,000) and then only to the extent of such excess and (ii) BC's liability under Section 8.2 shall in no event exceed Ten Million Dollars ($10,000,000).

                                  ARTICLE IX
                              GENERAL PROVISIONS
                              ------------------

               9.1  Survival of Representations, Warranties and Agreements. All
                    ------------------------------------------------------
representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing and shall terminate twenty-four (24) months after the Closing Date. No claim or action for indemnity pursuant to Sections 8.1 or 8.2 hereof shall be asserted or maintained by any party hereto after the second anniversary of the Closing Date, except for claims made in writing prior to such date and actions (whether constituted before or after such date) based on any claim made in writing prior to such date. Each party agrees that, except for the representations and warranties contained in this Agreement and BC Disclosure Schedule and the BuyGolf Disclosure Schedule, no party hereto has made any other representations and warranties, and each party hereby disclaims any other representations and warranties made by itself or any of its officers, directors, employees, agents, financial and legal advisors or other representatives, with respect to execution and delivery of this Agreement or the transactions contemplated herein, notwithstanding the delivery or disclosure to any other party or any party's representatives of any documentation or other information with respect to any one or more of the foregoing.

               9.2  Notices. All notices and other communications hereunder
                    -------
shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                          (a)     if to BC, to:

                                  BUY.COM INC.
                                  21 Brookline
                                  Aliso Viejo, California 92656
                                  Attention:  Gregory Hawkins

                                  with a copy to:

                                  Brobeck, Phleger & Harrison LLP
                                  38 Technology Drive
                                  Irvine, California 92618
                                  Attention:  Bruce R. Hallett, Esq.

                                  and

                          (b)     if to BuyGolf, or the Stockholders, to:

                                  BuyGolf, Com Inc.
                                  1705 South Coast Highway
                                  Laguna Beach, California 92651
                                  Attention:  Bradford W. Allen

                                  with a copy to:

                                  Rutan & Tucker
                                  611 Anton Boulevard
                                  Suite 1400
                                  Costa Mesa, California 92626
                                  Attention:  Natalie Sibbald Dundas, Esq.

               9.3  Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND
                    -------------
CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA (WITHOUT REFERENCE TO CONFLICT OF LAW PRINCIPLES OTHER THAN THOSE DIRECTING CALIFORNIA LAW) EXCEPT TO THE EXTENT MANDATORILY GOVERNED BY THE LAWS OF THE STATE OF DELAWARE. BC AND EACH OF THE STOCKHOLDERS HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY CALIFORNIA STATE OR FEDERAL COURT SITTING IN ORANGE COUNTY, CALIFORNIA, IN ANY ACTION OR PROCEEDING ARISING OUT

OF OR RELATING TO THIS AGREEMENT, AND BUYER AND THE STOCKHOLDERS EACH HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH CALIFORNIA STATE COURT OR SUCH FEDERAL COURT. BC AND THE STOCKHOLDERS EACH HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING.

          EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION OR AGREEMENT CONTEMPLATED HEREBY OR THE ACTIONS OF ANY PARTY HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

          9.4  Severability. If any term or other provision of this Agreement is
               ------------
invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner to the fullest extent permitted by applicable law in order that the Merger may be consummated as originally contemplated to the fullest extent possible.

          9.5  Assignment; Binding Effect; Benefit. Neither this Agreement nor
               -----------------------------------
any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties hereto. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and permitted assigns any rights or remedies under or by reason of this Agreement.

          9.6  Headings. The descriptive headings contained in this Agreement
               --------
are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

          9.7  Entire Agreement. This Agreement (including the Exhibits, the BC
               ----------------
Disclosure Schedule and the BuyGolf Disclosure Schedule and other Schedules referenced herein) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

          9.8   Counterparts. This Agreement may be executed in one or more
                ------------
counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a party hereto shall constitute a valid and binding execution and delivery of this Agreement by such party.

          9.9   Waivers. No waiver of any of the provisions of this Agreement
                -------
shall be deemed, or shall constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

          9.10  Third Parties. Nothing in this Agreement, whether express or
                -------------
implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third person to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over against any party to this Agreement.

          9.11  Publicity. None of the Stockholders or BuyGolf shall issue or
                ---------
make, or cause to have issued or made, any press release or announcement concerning, or otherwise disclose to any third person, the terms of the transactions contemplated hereby (including the existence of the transactions contemplated hereby) without the advance approval in writing of the form and substance thereof by BC, unless otherwise required by applicable law, it being understood that the Stockholders and BuyGolf will use their best efforts not to disclose the terms or existence of the transaction prior to the Closing. Further, prior to and following the Closing none of the parties shall disclose the material terms of this Agreement to any third party other than a third party which must have such information in rendering financial, business, legal or tax advice to such party, as required by law or regulatory authority, or with the written consent (not, following the Closing, to be unreasonably withheld) of each other party hereto.

          9.12  Schedules. All schedules, exhibits, appendices and documents
                ---------
referred to in or attached to this Agreement are integral parts of this Agreement as if fully set forth herein, and all statements appearing therein shall be deemed disclosed for all purposes, and not only in connection with the specific representation to which they are explicitly referenced.

                          [Signature page to follow]

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized, all as of the date first written above.


BC:                                        BUYGOLF:


BUY.COM INC.                               BUYGOLF.COM INC.


By:______________________________          By:_______________________________
  Name:  Gregory Hawkins                      Name:  Bradford W. Allen
  Title: Chief Executive Officer              Title: Chief Executive Officer


STOCKHOLDERS:


Bradford W. Allen                          Scott A. Blum


By:______________________________          By:_______________________________


Thomas Monaco                              Joseph and April Kramer


By:______________________________          By:_______________________________


Sinocorp Investment Ltd.                   Las Vegas Golf & Tennis, Inc.


By:______________________________          By:_______________________________
   Name:                                      Name:
   Title:                                     Title:


Wait 1999 Long-Term Trust                  Ingram Entertainment Holdings Inc.


By:______________________________          By:_______________________________
   Name:  Younghee Waite                      Name:
   Title: Trustee                             Title:



          SIGNATURE PAGE  FOR AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

                                  SCHEDULE A


                           SCHEDULE OF STOCKHOLDERS
                           ------------------------

                                                                        Aggregate BUY.COM
                                                 Number of             Shares to be Issued and
              Stockholder                    Shares of BuyGolf/1/       Delivered at Closing
------------------------------------   --------------------------- --------------------------
Bradford W. Allen                               5,188,219                    2,697,874

Thomas Monaco                                     200,000                      104,000

Joseph and April Kramer                           400,000                      208,000

Sinocorp Investment Ltd.                          400,000                      208,000

Las Vegas Golf & Tennis, Inc.                     540,000                      280,800

Scott A. Blum                                     400,000                      208,000

Younghee Wait, Trustee of the Wait 1999           400,000                      208,000
Long-term Trust

Ingram Entertainment Inc.                         438,947                      228,253
                                       --------------------------- --------------------------
     Total:                                     7,967,166                    4,142,927

      Exchange Ratio: 0.520



______________________

     /1/ Buy.Com Inc. has a five percent (5%) ownership interest in BuyGolf prior to the Merger.

                                  SCHEDULE B


                           SCHEDULE OF OPTIONHOLDERS
                           -------------------------
                                                     Aggregate BUY.COM Options
                                 Number of          to be Issued Upon the
                               BuyGolf Shares       Assumption and Replacement
         Optionholders        Subject to Options    of the BuyGolf Options
------------------------- ----------------------- ----------------------------

Don Harris                        200,000                    104,000

Keith Allen                       160,000                     83,200

Lucy Wojskowicz                    20,000                     10,400

Jack Souders                       35,000                     18,200

Steve Jess                         40,000                     20,800

Jeff Allen                         25,000                     13,000

Arti Dua                            3,000                      1,560

Miriam Price                        3,000                      1,560

Greg Van Ginkel                     2,000                      1,040

Lori Stewart                        1,000                        520

Mark Brown                         10,000                      5,200
                        ------------------------- ----------------------------
            Total:                499,000                    259,480

                                   EXHIBITS
                                   --------

Exhibit A   -    Certificate of Merger
Exhibit B   -    Form of Spousal Consent
Exhibit C   -    Form of Proprietary Information and Inventions Agreement
Exhibit D   -    Form of Employee Nondisclosure and Developments Agreement
Exhibit E   -    Form of Release Agreement
Exhibit F   -    Stock Restriction Agreement
Exhibit G   -    Form of Non-Competition Agreement
Exhibit H   -    Non-Disclosure Agreement
Exhibit I   -    Form of Option Assumption Agreement
Exhibit J   -    Form of Optionholder Questionnaire

                                SPOUSAL CONSENT

          The undersigned, the spouse of Stockholder, acknowledges that he/she is familiar with the substance of the Agreement and Plan of Merger and Reorganization, dated the date hereof, between BuyGolf.com Inc., BUY.COM INC. and the Stockholders (the "Agreement") that his/her spouse has signed today. Without modifying any rights between himself/herself and his/her spouse, the undersigned hereby (i) agrees to be bound by the Agreement; (ii) agrees that his/her spouse may enter into the Agreement and consummate the transactions contemplated thereby; and (iii) agrees that his/her spouse may amend or modify the Agreement without further consent on his/her part.



Dated:  October ___, 1999               ___________________________________
                                        Print Name:________________________